EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Detroit Diesel Corporation and subsidiaries on Form S-8 of our reports dated January 28, 2000, appearing in the Annual Report on Form 10-K of Detroit Diesel Corporation and subsidiaries for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
July 7, 2000